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Exhibit 32

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

        The undersigned, the Chief Executive Officer and the Chief Financial Officer of TeleTech Holdings, Inc. (the "Company"), each hereby certifies that, to his/her knowledge on the date hereof:

  (a)
  the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (b)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ KENNETH D. TUCHMAN Kenneth D. Tuchman Chief Executive Officer March 8, 2004
/s/ DENNIS J. LACEY Dennis J. Lacey Chief Financial Officer March 8, 2004

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  Exhibit 32